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                                                                     EXHIBIT 3.1
                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                  uBID, INC.

     uBid, Inc., a Delaware corporation (the "Corporation"), hereby certifies:

     1. That the name of the Corporation is uBid, Inc. The Corporation was originally incorporated under the name uBid Corporation, and the original Certificate of Incorporation and a Certificate of Amendment of the Certificate of Incorporation of the Corporation were filed with the Secretary of State of the State of Delaware on the 19th day of September, 1997, and the 25th day of June, 1998, respectively.

     2. This Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by resolution of the Board of Directors and the written consent of the sole stockholder of the Corporation in lieu of a meeting in accordance with Section 141(f) and Section 228(a), respectively, of the General Corporation Law of the State of Delaware.

     3. The Certificate of Incorporation, as heretofore amended, is hereby further amended and restated to read in its entirety as follows:

                                   ARTICLE I

     The name of the corporation is uBid, Inc. (the "Corporation").

                                   ARTICLE II

     The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The total number of shares of all classes of stock that this corporation is authorized to issue is Twenty-Five Million (25,000,000) shares, consisting of Twenty Million (20,000,000) shares of Common Stock with a par value of one-hundredth of a cent ($.001) per share and Five

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Million (5,000,000) shares of preferred stock with a par value of one-hundredth of a cent ($.001) per share ("Preferred Stock").

     Any of the shares of Preferred Stock may be issued from time to time in one or more series. Subject to the limitations and restrictions in this Article IV, the Board of Directors or a Committee of the Board of Directors, to the extent permitted by law and the bylaws of the Corporation or a resolution of the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

     There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter otherwise expressly provided in this
Article IV, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or by Committee of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

     Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his or her name on the books of the Corporation.

     Upon filing of this Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, each outstanding share of Common Stock shall become .7329883 of a share of Common Stock.

                                   ARTICLE V

     The Board of Directors is expressly authorized to make, adopt, alter, or repeal the bylaws of the Corporation.

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                                  ARTICLE VI

     A. Elections of members of the Board of Directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     B. The Board of Directors shall be divided into three classes, designated Class I, Class II, and Class III, as nearly equal in number as the then total number of directors permits. At the 1998 annual meeting of stockholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders beginning in 1999, successors to the class of directors whose terms expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the bylaws of the Corporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this
Article VI unless expressly provided by such terms.

                                  ARTICLE VII

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

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                                 ARTICLE VIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE IX

     To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the Corporation or the stockholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the Corporation's stock under Section 174 of the General Corporation Law of the State of Delaware; or (iv) liability for any transaction from which the director derived an improper personal benefit.
If the General Corporation Law of the State of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal of this Article IX as a matter of law or any modification of this Article IX by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE X

     A. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto) against all expenses, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed

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receipt of any payments under this Article) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding (hereinafter "Expenses").

     B. Each person who was or is a party or is threatened to be made a party to or is involved (as a party, witness, or otherwise), in any Proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of the Proceeding is alleged action in an official capacity as an employee, or agent or in any other capacity while serving as an employee or agent, may, at the discretion of the Board of Directors and upon such terms and conditions as the Board of Directors deems appropriate, be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted (but, in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Corporation to provide broader indemnification rights than were permitted prior thereto) against all Expenses reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in, any Proceeding; provided, however, that except as to actions to enforce indemnification rights, the Corporation shall indemnify any employee or agent seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

     C. Expenses incurred by an officer or director (acting in his capacity as such) in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding, provided, however, that if required by the General Corporation Law of the State of Delaware, as amended, such Expenses shall be advanced only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article X or otherwise. Expenses incurred by employees or agents of the Corporation (or by the directors or officers not acting in their capacity as such, including service with respect to employee benefit plans) may be advanced upon such terms and conditions as the Board of Directors deems appropriate. Any obligation to reimburse the Corporation for Expense advances shall be unsecured and no interest shall be charged thereon.

                                   ARTICLE XI

     A. Special meetings of stockholders of the Corporation may be called only by the President and Chief Executive Officer or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

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     B.    Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing by such stockholders.

                                 ARTICLE XIII

     Any amendment, change or repeal of any provision of this Restated Certificate of Incorporation that will have the effect of permitting circumvention or modifying Article VI or XI, shall require the favorable vote, at a stockholders' meeting, of the holders of at least 80% of the then-outstanding shares of stock of the Corporation entitled to vote.

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officer, this ____ day of November ___, 1998.


                                       uBID, INC.


                                       By:
                                          ------------------------------------
                                          Tim Takesue
                                          Vice President

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